Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS OF MOJAVE, INC.

Page
Report of Independent Auditors	2
Balance Sheet as of December 31, 2003	3
Statements of Operations for the year ended December 31, 2003 and the cumulative period from August 19, 2002 (date of inception) to December 31, 2003	4
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the year ended December 31, 2003 and the cumulative period from August 19, 2002 (date of inception) to December 31, 2003	5
Statements of Cash Flows for the year ended December 31, 2003 and the cumulative period from August 19, 2002 (date of inception) to December 31, 2003	6
Notes to Financial Statements	7

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Mojave, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Mojave, Inc. (a development stage company) at December 31, 2003, and the results of its operations and its cash flows for the year then ended, and, cumulatively, for the period from August 19, 2002 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 12, 2004

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$1,072,000
Prepaid expenses and other current assets	47,000

Total current assets	1,119,000
Property and equipment, net	20,000

Other assets	3,000

Total assets	$1,142,000

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$25,000
Accrued liabilities	61,000

Total liabilities	86,000

Commitments (Note 4)

Redeemable convertible preferred stock: $0.0001 par value;
7,000,000 shares authorized ; 5,925,329 shares issued and outstanding at December 31, 2003 (Liquidation value of $1,825,000 at December 31, 2003)	1,815,000

Stockholders’ deficit:
Common stock: $0.0001 par value; 33,000,000 shares authorized; 14,737,348 shares issued and outstanding at December 31, 2003	1,000
Additional paid-in capital	1,027,000
Deferred stock-based compensation	(674,000)
Deficit accumulated during the development stage	(1,113,000)

Total stockholders’ deficit	(759,000)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,142,000

The accompanying notes are an integral part of these financial statements.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2003	Cumulative Period from August 19, 2002 (date of inception) to December 31, 2003
Operating expenses:

Research and development	$668,000	$730,000
General and administrative	58,000	87,000
Stock-based compensation*	316,000	320,000

Total operating expenses	1,042,000	1,137,000

Loss from operations	(1,042,000)	(1,137,000)

Interest income	14,000	18,000
Other income, net	6,000	6,000

Other income, net	20,000	24,000

Net loss	$(1,022,000)	$(1,113,000)

* Components of stock-based compensation expense included in operating expenses:

Research and development	$314,000	$318,000
General and administrative	2,000	2,000

Total	$316,000	$320,000

The accompanying notes are an integral part of these financial statements.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM AUGUST 19, 2002 (DATE OF INCEPTION) TO DECEMBER 31, 2003

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock-Based Compensation	Deficit Accumulated During The Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at inception (August 19, 2002)	—	$—	—	$—	$—	$—	$—	$—

Issuance of common stock to founders at $0.0001 per share in August 2002	—	—	13,634,848	1,000	—	—	—	1,000
Issuance of Series A redeemable convertible preferred stock for cash at $0.308 per share in November 2002, net of issuance costs of $10,000	5,925,329	1,815,000	—	—	—	—	—	—
Stock-based compensation for non-employee stock option grants at $0.03 per share	—	—	—	—	4,000	—	—	4,000
Net loss	—	—	—	—	—	—	(91,000)	(91,000)

Balances at December 31, 2002	5,925,329	1,815,000	13,634,848	1,000	4,000	—	(91,000)	(86,000)

Issuance of common stock upon the exercise of options at $0.03 per share	—	—	1,100,000	—	33,000	—	—	33,000
Issuance of common stock for services received at $0.03 per share in August and December 2003	—	—	2,500	—	2,000	—	—	2,000
Stock-based compensation for non-employee stock option grants at $0.03 per share	—	—	—	—	165,000	—	—	165,000
Deferred stock-based compensation	—	—	—	—	835,000	(835,000)	—	—
Amortization of deferred stock-based compensation	—	—	—	—	—	149,000	—	149,000
Reversal of deferred stock-based compensation due to employee terminations	—	—	—	—	(12,000)	12,000	—	—
Net loss	—	—	—	—	—	—	(1,022,000)	(1,022,000)

Balances at December 31, 2003	5,925,329	$1,815,000	14,737,348	$1,000	$1,027,000	$(674,000)	$(1,113,000)	$(759,000)

The accompanying notes are an integral part of these financial statements.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2003	Cumulative Period from August 19, 2002 (date of inception) to December 31, 2003
Cash flows from operating activities
Net loss	$(1,022,000)	$(1,113,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,000	3,000
Stock-based compensation for non-employees	167,000	171,000
Amortization of deferred stock-based compensation	149,000	149,000
Changes in assets and liabilities:
Prepaid expenses and current other assets	(44,000)	(47,000)
Other assets	(3,000)	(3,000)
Accounts payable	11,000	25,000
Accrued liabilities	15,000	61,000

Net cash used in operating activities	(725,000)	(754,000)

Cash flows from investing activities
Purchase of property and equipment	(15,000)	(23,000)

Net cash used in investing activities	(15,000)	(23,000)

Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	1,825,000
Issuance costs of redeemable convertible preferred stock		(10,000)
Proceeds from issuance of common stock, net	33,000	34,000

Net cash provided by financing activities	33,000	1,849,000

Net increase (decrease) in cash and cash equivalents	(707,000)	1,072,000
Cash and cash equivalents at beginning of period	1,779,000	—

Cash and cash equivalents at end of period	$1,072,000	$1,072,000

The accompanying notes are an integral part of these financial statements.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. The Company and Basis of Presentation

Mojave, Inc. (the “Company”) was incorporated in the state of Delaware on August 19, 2002. The Company is a privately held developer of advanced technology for integrated circuit manufacturability and verification. Since August 19, 2002 (date of inception), the Company has not derived significant revenues from its planned principal operations and its activities have consisted primarily of developing new products and markets, and raising capital. Accordingly, the Company is considered to be in the development stage at December 31, 2003.

As discussed in Note 9, the Company was acquired by Magma Design Automation, Inc. on April 29, 2004.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to all of the risks inherent in an early stage company developing a new software solution. These risks include, but are not limited to, limited management resources, intense competition, dependence upon consumer acceptance of the product in development and the changing nature of the software and internet industries. The Company’s operating results may be materially affected by the foregoing factors.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the Company’s cash and cash equivalents are held by two financial institutions that management believes are of high credit quality. Such deposits may, at times, exceed federally insured limits.

For the year ended December 31, 2003 and for the cumulative period from August 19, 2002 (date of inception) to December 31, 2003, the Company had net losses of $1,022,000 and $1,113,000, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Research and Development and Software Development Costs

Research and development costs are charged to operations as incurred. SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain computer software development costs incurred after technological feasibility is established. The Company has not capitalized any software development costs as of December 31, 2003.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally between three and five years, or the lesser of the useful life or lease term of the respective assets. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Accounting for Long-lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. There have been no such impairments of long-lived assets as of December 31, 2003.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax basis of the Company’s assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely than not that they will be realized.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company’s financial instruments including cash and cash equivalents and accounts payable approximate fair value due to their relatively short maturities.

Comprehensive Loss

Statement of Financial Accounting Standard (“SFAS”) No. 130, Reporting Comprehensive Income, requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet. To date, the Company has not had any transactions that are required to be reported in comprehensive loss other than its net loss.

Stock-based Compensation

The Company accounts for its stock-based compensation plans in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure. As permitted under SFAS No. 148, the Company uses the intrinsic value-based method of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, to account for its employee stock-based compensation plans. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company’s shares and the exercise price of the option. Compensation cost for stock options, if any, is recognized ratably over the vesting period.

The Company accounts for stock-based compensation arrangements with nonemployees in accordance with the Emerging Issues Task Force (“EITF”) Abstract No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. The Company records the expense of such services based on the estimated fair value of the equity instrument using the Black-Scholes pricing model. The value of the equity instrument is charged to earnings over the term of the service agreement.

The Company provides additional pro forma disclosures required by SFAS No. 123, as amended by SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of SFAS No. 123. Had compensation costs been determined using the fair value method for the Company’s stock-based compensation plans, net loss would have been increased as indicated below:

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

	Year Ended December 31, 2003	Cumulative Period from August 19, 2002 (date of inception) to December 31, 2003
Net loss - as reported	$(1,022,000)	$(1,113,000)

Add:
Total stock-based employee compensation expense included in reported net loss	149,000	149,000
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards	(158,000)	(158,000)

Net loss - pro forma	$(1,031,000)	$(1,122,000)

The Company’s fair value calculations for employee grants were made using the Black-Scholes opton pricing model with the following weighted average assumptions for the year ended December 31, 2003 and for the cumulative period from August 19, 2002 (date of inception) to December 31, 2003:

	Year Ended December 31, 2003	Cumulative Period from August 19, 2002 (date of inception) to December 31, 2003
Risk free interest rate	2.80%	2.80%
Expected life (years)	4.0	4.0
Volatility	0%	0%
Expected dividends	0.0%	0.0%

The weighted average fair value of options granted during the year ended December 31, 2003, and for the cumulative period from August 19, 2002 (date of inception) to December 31, 2003 was $0.75 and $0.75, respectively.

Recent Accounting Pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The adoption of SFAS 150 did not have a material impact on the Company’s financial position, cash flows or results of operations.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

3. Balance Sheet Components

December 31, 2003
Computer equipment and software	$23,000
Less: Accumulated depreciation and amortization	(3,000)

$20,000

Depreciation and amortization expense for the year ended December 31, 2003 and for the cumulative period from August 19, 2002 (date of inception) to December 31, 2003 was $2,000 and $3,000, respectively.

December 31, 2003
Accrued payroll	$31,000
Accrued other	30,000

$61,000

4. Commitments

The Company leases its office space under a non-cancelable lease agreement that will expire in August 2004. Rent expense was $24,000 and $29,000 for the year ended December 31, 2003 and for the cumulative period from August 19, 2002 (date of inception) to December 31, 2003, respectively.

Future minimum lease payments under non-cancelable operating lease as of December 31, 2003 are as follows:

Year Ending December 31,

2004	$23,000

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

5. Income Taxes

No provision for federal or state income taxes has been recorded for the year ended December 31, 2003 and the cumulative period from August 19, 2002 (date of inception) to December 31, 2003 as the Company incurred net operating losses.

The types of temporary differences that give rise to significant portions of the Company’s deferred tax assets are as follows:

December 31, 2003
Net operating loss carryforwards	$296,000
Depreciation and amortization	3,000

Gross deferred tax assets	299,000
Valuation allowance	(299,000)

Total deferred tax assets	$—

As of December 31, 2003, the Company had federal and state net operating loss carryforwards of approximately $743,000 and $736,000, respectively. If not utilized, the federal and state net operating loss carryforwards begin to expire in 2022 through 2023 and 2013 through 2014, respectively. Utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by approximately $283,000 during the year ended December 31, 2003. Deferred tax assets primarily relate to net operating losses.

6. Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock (“preferred stock”) at December 31, 2003 consists of the following:

	Shares		Liquidation Amount	Issuance Costs
Series	Authorized	Outstanding
A	7,000,000	5,925,329	$1,825,000	$10,000

	7,000,000	5,925,329	$1,825,000	$10,000

Under the amended Company’s Articles of Incorporation, the Company is authorized to issue 7.0 million shares of preferred stock, all of which was designated as Series A. The Company sold 5.9 million shares of Series A preferred stock to investors in October and November of 2002 for $0.308 per share or $1.8 million in aggregate, net of issuance costs.

The rights, preferences and privileges of the Series A preferred stock are as follows:

Conversion Rights

Each share of Series A preferred stock is convertible, at the option of the holder, at any time, into shares of common stock determined by dividing $0.308 by the conversion price. The initial conversion price per share of the Series A preferred stock is $0.308. The conversion price is subject to adjustment.

Each share of Series A preferred stock will automatically convert into shares of common stock at the then effective conversion price for each such share immediately upon the earlier of (i) the date specified by the written consent or

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

agreement of the holders of at least a majority of the then outstanding shares of Series A preferred stock, or (ii) immediately upon the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company of which exceeds $20 million and a public offering price per share that is not less than the original issue per share of the Series A preferred stock (as adjusted for any stock dividends, combinations or splits with respect to such shares other than the common split).

Liquidation Rights

In the event of liquidation, dissolution, winding up of the Company, acquisition of the Company pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such acquisition fail to hold equity securities representing a majority of the voting power of the surviving entity or a sale of all or substantially all of the assets of the Company, the holders of the Series A preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of shares of common stock, an amount equal to $0.308 per share, plus all declared but unpaid dividends on such share, for each share of Series A preferred stock then held by them (liquidation preference). If available assets are insufficient to pay the full liquidation preference, the available assets will be distributed pro rata to the holders of Series A preferred stock. After the payment of the liquidation preference, all remaining assets available for distribution, if any, shall be distributed ratably among the holders of common stock.

Voting Rights

Each holder of the Series A preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A preferred stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the common stock.

Dividends

The holders of Series A Preferred Stock shall be entitled to receive non-cumulative dividends at the rate of 8% per annum of $0.308 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares other than the Common Split) if and when declared by the Board of Directors. No dividends shall be paid on any shares of the Common Stock of the Company during any fiscal years of the Company until dividends at the rate of 8% of $0.308 per share on the Series A Preferred Stock shall be paid or declared and set apart during that fiscal year and any prior year in which dividends accumulated but remain unpaid. No dividends on Series A convertible preferred stock have been declared by the Board from inception through December 31,2003.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

7. Common Stock

Stock Split

In October 2002, the Company initiated a 2-for-1 stock split, all shares and per share amounts in these financial statements have been retroactively adjusted to give effect to the stock split. According to the articles of incorporation, the Company is not allowed to issue fractional shares, therefore upon the stock split all shares have been rounded down to the closest whole number.

Restricted Stock

In connection with the issuance of founders stock and early exercise of stock options, the Company entered into stock restriction agreements with certain common stockholders. Pursuant to these agreements, the Company has the right, but not the obligation, to repurchase the unvested shares of common stock upon termination of employment at the original purchase price per share. The repurchase rights with respect to founders stock and the early exercises of options lapse over the original vesting period of the options, which is generally over a four year period. At December 31, 2003, 9.3 million shares of common stock were subject to repurchase by the Company.

During 2003 and the cumulative period from August 19, 2002 (date of inception) to December 31, 2003, the Company issued 2,500 shares to certain consultants for services rendered. Compensation expense of $2,000 was recorded for the year ended December 31, 2003 and for the cumulative period from August 19, 2002 (date of inception) to December 31, 2003, respectively.

8. Stock Option Plan

In 2002, the Company established its 2002 Stock Option/Stock Issuance Plan (the “Plan”) which provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSO may be granted to Company employees and consultants. The Company has reserved 3.6 million shares of common stock for issuance under the Plan at December 31, 2003.

Options under the Plan may be granted for periods of up to ten years. The exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Board of Directors. The exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively, as determined by the Board of Directors. To date, options granted generally vest over four years and vest at a rate of 25% upon the first anniversary of the issuance date and 1/48th per month thereafter.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Activity under the Company’s stock option plan is set forth below:

		Outstanding Options
	Shares Available for Grant	Number of Shares	Weighted Average Exercise Price
Shares reserved at Plan inception	3,635,959	—
Options granted	(370,872)	370,872	$0.03
Balance, December 31, 2002	3,265,087	370,872	$0.03

Options granted	(1,152,500)	1,150,000	$0.03
Options exercised	—	(1,100,000)	$0.03
Options forfeited	65,000	(65,000)	$0.03

Balance, December 31, 2003	2,177,587	355,872	$0.03

The following table summarizes information about stock options outstanding at December 31, 2003.

	Options Outstanding and Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price
$ 0.03	355,872	8.9 years	$0.03

At December 31, 2003, options to purchase 355,872 shares of the Company’s common stock were exercisable under the Plan with a weighted average exercise price of $0.03 per share.

During the year ended December 31, 2003 and the cumulative period from August 19, 2002 (date of inception), the Company granted options to purchase 1,150,000 and 1,520,872 shares of the Company’s common stock with an exercise price that was less than the estimated fair value of common stock on the grant date. The Company has not granted any options with an exercise option that is greater than the estimated fair value of common stock on the grant date since its inception.

Stock Options Issued to Non-employees

During the cumulative period from August 19, 2002 (date of inception) to December 31, 2003, the Company granted options to non-employee consultants to purchase 390,872 shares of common stock in aggregate at $0.03 per share in exchange for services. These options vest over a period ranging from two to four years. The company is accounting for these options in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The Company records compensation expense related to these arrangements based upon the fair values of the options, as determined by the Black-Scholes option pricing model, during the period the consultants provide services. Assumptions used in valuing these options under the Black-Scholes option pricing model were; risk-free interest rate of 1.18% to 2.78%, expected life of 1 to 4 years, volatility of 90% and expected dividends of 0%. The initial fair value of non-employee options granted was $0.99 and $0.14 per share for the year ended December 31, 2003 and for the period from August 19, 2002 (date of inception) to December 31, 2003, respectively. Stock-based compensation expense related to these options granted to non-employees recognized was $165,000 and $169,000 for the year ended December 31, 2003 and for the period from August 19, 2002 (date of inception) to December 31, 2003, respectively.

MOJAVE, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

9. Subsequent event

On April 29, 2004, Magma Design Automation, Inc. (“Magma”) purchased all the outstanding shares and completed its acquisition of the Company for initial consideration of $25 million, half in Magma common stock and half in cash. In addition to the initial merger consideration, Magma has agreed to pay contingent consideration of up to $115 million, half in Magma common stock and half in cash, based on product orders over a period ending March 31, 2009, but such payments are contingent on the achievement of certain technology milestones.